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                    Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-80898) pertaining to the ODS 401(k) Savings Plan of Optical Data Systems, Inc. of our report dated June 20, 1996, with respect to the financial statements and schedules of the ODS 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.


                                               /s/ ERNST & YOUNG LLP
                                        -------------------------------------
                                                 Ernst & Young LLP


Dallas, Texas
June 27, 1996